Exhibit 99.1

News Release

U-Store-It Trust Announces Second Quarter 2007 Operating Results, Acquisition of 14 Self-Storage Facilities and Resolution of Disputes with the Amsdell Family

CLEVELAND, OH — (MARKET WIRE) — August 6, 2007 — U-Store-It Trust (the “Company”) (NYSE: YSI) today announced its operating results for the three months ended June 30, 2007.

The Company is reporting net income of $295 thousand or $0.00 per share, compared to net income (as restated and reclassified) of $724 thousand or $0.01 per share for the quarter ended June 30, 2006.  Funds from Operations (“FFO”) for the second quarter of 2007 were $14.7 million or $0.24 per share.  This compares to the restated FFO for the second quarter of 2006 of $16.2 million or $0.26 per share.

Total revenues increased $3.5 million and total property operating, G&A and depreciation expense increased $4.1 million in the second quarter of 2007 as compared to the same period in 2006.  These increases are primarily attributable to the acquisition of 19 self-storage facilities for approximately $104 million since June 30, 2006 and a full period impact in the 2007 period of the 9 self-storage facilities purchased during the second quarter of 2006 for approximately $55.8 million.

Interest expense increased approximately $2.1 million in the second quarter of 2007 as compared to the second quarter of 2006 primarily as a result of the additional debt used to fund the acquisition of 19 facilities purchased since June 30, 2006 and the full period impact of the borrowings used to acquire the 9 facilities during the second quarter of 2006.

During the quarter the Company sold all of its assets in Hilton Head, South Carolina for approximately $12.8 million. The proceeds were used to reduce short-term borrowings under the Company’s credit facility. The Company recognized a gain on sale of approximately $2.1 million.

The 397 owned facilities containing 25.2 million rentable square feet had a physical occupancy at June 30, 2007 of 81.5% and an average physical occupancy for the quarter ended June 30, 2007 of 80.0%.

President and Chief Executive Officer Dean Jernigan commented, “We are continuing to make solid progress in achieving our revenue goals. Unfortunately, in spite of the good self-storage fundamentals across the country, there continues to be a heavy use of move-in specials by our competitors. We elected to match our competitors during the quarter and consequentially our discounts are higher than expected. We plan to continue to be aggressive in those markets that require us to do so in order to gain occupancy and grow revenues.”

Same-Store Results

The Company’s same-store pool for 2007 represents 331 facilities containing approximately 20.2 million rentable square feet and representing approximately 80% of the aggregate rentable square feet of the Company’s 397 owned facilities at June 30, 2007. These same-store facilities represent approximately 86% of property net operating income for the quarter ended June 30, 2007.

Sequentially, the same-store facilities’ occupancy grew 3.2% to 82.9% at June 30, 2007 as compared to 79.7% at March 31, 2007.  The same-store facilities average occupancy for the second quarter of 2007 was 81.4% as compared to 82.1% for the same quarter of last year. In-place annual rent per square foot grew 4.4% in the second quarter of 2007 over the same period of last year. Same-store net operating income grew 1.5% over the second quarter of 2006.

Chief Financial Officer Christopher Marr said, “We have initiated our capital recycling program with the sale of all of our South Carolina assets. Our plan is to continue to exit non-core markets going forward and use the proceeds to reduce short-term debt, fund our share repurchase plan, and to selectively acquire and develop in our target markets.  From an internal growth perspective, we are encouraged by the 3.2% sequential increase in our same-store physical occupancy and the continuation of that positive momentum through the month of July.”

The Acquisition of 14 Self-Storage Facilities and Resolution of Disputes with the Amsdell Family

The Company announced today that it has executed an agreement for the acquisition of 14 self-storage facilities for $121 million and the resolution of disputes with the Amsdell Family, including settlement of litigation with Rising Tide Development, LLC (“Rising Tide”) and members of the Amsdell Family.

Containing approximately 1.1 million square feet, the 14 self-storage facilities are located in California, Florida, Georgia, Ohio and Massachusetts. The Company intends to utilize its $250 million unsecured revolving credit facility to fund the acquisition.  The facilities are owned by Rising Tide, an entity controlled by Robert Amsdell and Barry Amsdell, both former Trustees of the Company.  Upon the closing of the acquisition, the Company will terminate its agreements with Rising Tide, which it entered into at the time of the Company’s initial public offering, that provided the Company with an option to acquire these properties and provided that the Company would manage and provide certain services to the Rising Tide properties.

Additionally, the Company reached a settlement of all disputes with each of Robert, Barry, Todd, and Kyle Amsdell and Rising Tide Development LLC, which settlement is conditioned upon the closing of the Rising Tide acquisition.  Full and final mutual releases, which have been executed by the parties, will become effective upon the closing of the acquisition.  All state and federal court litigation among the parties will be dismissed with prejudice.  As part of the settlement, Todd Amsdell resigned effective February 20, 2007 and his termination for cause was rescinded.

Third Quarter and Full Year 2007 Financial Outlook

The Company estimates that its fully diluted FFO per share for the three months ending September 30, 2007, will be between $0.24 and $0.26 and that its fully diluted net loss per share for the period will be between $(0.04) and $(0.02). The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $5.0-$5.5 million

•                  Same-store average occupancy of approximately 83.0%

•                  Same-store revenue growth of  2.0%-3.0% over the third quarter of 2006

•                  Same-store expense growth of 1.5%-2.5% over the third quarter of 2006

•                  Same-store net operating income growth of 2.0%-4.0% over the third quarter of 2006

These estimates exclude an estimated $800 thousand non-cash charge the Company will incur during the third quarter of 2007 in connection with certain operating leases for its office space in Middleburg Heights, Ohio which it expects to abandon during the third quarter.

The Company is revising its previous 2007 earnings guidance to reflect the actual results of the first six months.  The Company expects 2007 FFO per share of $0.96 to $1.00 and EPS of

$(0.09) to $(0.05).  These estimates exclude the above mentioned third quarter charge as well as the litigation costs incurred during the first quarter 2007.

Conference Call

Management will host a conference call at 11:00 a.m. EDT on Tuesday August 7, 2007, to discuss financial results for the three months ended June 30, 2007. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are 877-407-8035 for domestic callers and 201-689-8035 for international callers. The reservation number for both is 250454. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until September 7, 2007. The replay dial-in number is 877-660-6853 for domestic callers, 201-612-7415 for international callers.  The account number for both is 286. The replay reservation number is 250454. Supplemental operating and financial data as of June 30, 2007 is available on our corporate website under the heading “Investor Relations and Corporate Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, depreciation and general and administrative, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements.  Risk, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to:  whether the transactions described in this press release will close and become effective, national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; material weaknesses in our internal financial reporting; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business - Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:
U-Store-It Trust
Christopher P. Marr
Chief Financial Officer
(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Storage facilities	$1,784,051	$1,771,864
Accumulated depreciation	(235,193)	(205,049)
	1,548,858	1,566,815
Cash and cash equivalents	3,443	19,716
Restricted cash	16,865	14,126
Loan procurement costs - net of amortization	6,673	7,575
Other assets	10,361	6,475
Due from related parties	1,358	632
Total assets	$1,587,558	$1,615,339

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$107,500	$90,500
Unsecured term loan	200,000	200,000
Mortgage loans and notes payable	583,427	588,930
Accounts payable and accrued expenses	21,868	22,590
Due to related parties	119	336
Distributions payable	18,196	18,197
Deferred revenue	10,437	9,740
Security deposits	608	655
Total liabilities	942,155	930,948

Minority interests	52,921	56,898

Commitments and contingencies

Shareholders’ Equity
Common shares $.01 par value, 200,000,000 shares authorized, 57,495,530 and 57,335,490 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	574	573
Additional paid in capital	796,077	794,632
Accumulated deficit	(204,169)	(167,712)
Total shareholders’ equity	592,482	627,493
Total liabilities and shareholders’ equity	$1,587,558	$1,615,339

U-STORE-IT TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
		(as restated and reclassified)		(as restated and reclassified)
REVENUES
Rental income	$51,933	$49,268	$102,512	$93,885
Other property related income	4,433	3,597	8,693	6,678
Other - related party	122	98	239	213
Total revenues	56,488	52,963	111,444	100,776
OPERATING EXPENSES
Property operating expenses	22,391	20,875	45,197	39,637
Property operating expenses - related party	118	12	219	32
Depreciation	16,722	15,641	33,407	30,221
General and administrative	5,752	4,132	11,745	9,521
General and administrative - related party	14	273	37	450
Total operating expenses	44,997	40,933	90,605	79,861
OPERATING INCOME	11,491	12,030	20,839	20,915
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(12,955)	(10,888)	(25,732)	(20,797)
Loan procurement amortization expense	(445)	(512)	(889)	(973)
Write-off of loan procurement cost due to early extinguishment of debt	—	—	—	(1,273)
Interest income	91	159	204	1,042
Other	—	(102)	(6)	(60)
Total other expense	(13,309)	(11,343)	(26,423)	(22,061)
INCOME (LOSS) BEFORE MINORITY INTERESTS	(1,818)	687	(5,584)	(1,146)
MINORITY INTERESTS	149	(57)	458	96
INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,669)	630	(5,126)	(1,050)
DISCONTINUED OPERATIONS
Income from operations	17	103	118	162
Gain on disposition of discontinued operations	2,122	—	2,122	—
Minority interest attributable to discontinued operations	(175)	(9)	(184)	(13)
Income from discontinued operations	1,964	94	2,056	149
NET INCOME (LOSS)	$295	$724	$(3,070)	$(901)
Basic and diluted earnings (loss) per share from continuing operations	$(0.03)	$0.01	$(0.09)	$(0.02)
Basic and diluted earnings per share from discontinued operations	$0.03	$0.00	$0.04	$0.00
Basic and diluted earnings (loss) per share	$—	$0.01	$(0.05)	$(0.02)
Weighted-average basic shares outstanding	57,438	57,325	57,429	57,286
Weighted-average diluted shares outstanding	57,473	57,399	57,429	57,286
Distributions declared per common share and unit	$0.29	$0.29	$0.58	$0.58

Same-Store Facility Results (331 facilities)
(unaudited and in thousands, except per square foot data)

	Three months ended
	June 30,	June 30,		Percent
	2007	2006		Change
REVENUES
Gross revenues	48,247	47,710	(1)	1.1%
Rent and fee write-offs	(1,574)	(1,000	)(1)
	46,673	46,710
OPERATING EXPENSES
Property taxes	5,555	5,527	(2)	0.5%
Personnel expense	4,755	5,003	(2)	-4.9%
Advertising	869	1,456		-40.3%
Repair and maintenance	685	231		196.5%
Utilities	1,458	1,569		-7.1%
Property insurance	778	684		13.7%
Other expenses	3,300	3,405		-3.1%
Total operating expenses	17,400	17,875		-2.7%
Net operating income (3)	29,273	28,835		1.5%
Gross margin	62.7%	61.7%
Period Average Occupancy (4)	81.4%	82.1%
Period End Occupancy (5)	82.9%	83.1%
Total Rentable square feet	20,158	20,158
Realized annual rent per occupied square foot (6)	$10.51	$10.22
In place annual rent per square foot (7)	$12.22	$11.71

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (3)	$29,273	$28,835
Non same-store net operating income (3)	4,706	3,241
Depreciation	(16,722)	(15,641)
General and administrative expense	(5,766)	(4,405)
Operating Income	$11,491	$12,030

(1)             In 2006, the Company’s prior property management system did not capture rent and fee  writeoffs separate from rental income.   As the information is unavailable to present a  meaningful comparison of same-store results, management’s best estimate of writeoffs  during the 2006 period is $1,000.  This adjustment to present revenues on a gross basis  and net of writeoffs has no impact on 2006 net operating income, but  management  believes presents the most relevant comparison of our same-store results.  The company  began to capture specific amounts related to rent and fee writeoffs effective with its  conversion to a new property  management system at the beginning of the fourth quarter  of 2006.  Accordingly, management anticipates making a similar estimate of prior  year writeoffs in its presentation of same-store results in the third quarter of  2007.

(2)             Adjusted for comparison purposes to reflect $195 thousand of additional property taxes and $73 thousand of additional workers compensation costs.  These amounts, related to the second quarter of 2006, were expenses in the fourth quarter of 2006, as management reevaluated its method of estimating these expenses.  Accordingly, management anticipates making a similar adjustment in its presentation of same-store results in the third quarter of 2007.

(3)             Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.

(4)             Square feet occupancy represents the weighted average occupancy for the period.

(5)             Represents occupancy at June 30 of the respective year.

(6)             Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(7)             In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Financial Measures – Computation of Funds From Operations (FFO)
(unaudited and in thousands, except per share data)

	Three months ended
	June 30,	June 30,
	2007	2006
		(as restated and reclassified)
Net income	$295	$724

Add (deduct):
Real estate depreciation	16,527	15,424
Gain on sale of real estate	(2,122)	—
Minority interests from continuting operations	(149)	57
Minority interests from discontinued operations	175	9

FFO	$14,726	$16,214

Income (loss) per share - fully diluted	$—	$0.01
FFO per share and unit - fully diluted	$0.24	$0.26

Weighted-average diluted shares outstanding	57,473	57,399
Weighted-average diluted shares and units outstanding	62,659	62,598

Dividend per common share and unit	$0.29	$0.29
Payout ratio of FFO (Dividend per share divided by FFO per share and unit)	121%	112%